As filed with the Securities and Exchange Commission on January 23, 2020

Registration No. 333-234292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIACELL THERAPEUTICS CORP.

(Exact name of Registrant as specified in its charter)

British Columbia	2834	47-1099599
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 300 – 235 15th Street

West Vancouver, BC V7T 2X1

Telephone: (604) 921-1810

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated

2804 Gateway Oaks Drive #100,

Sacramento, CA 95833

Telephone: (888) 280-6563

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of Americas 37th Floor New York, NY 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Aaron Sonshine Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130, Toronto, ON M5X 1A4 Telephone: (416) 777-6448 Facsimile: (416) 863-1716	Virgil Z. Hlus Clark Wilson LLP Suite 900-885 West Georgia Street Vancouver, BC,V6C 3H1 Telephone: (604) 687-5700 Facsimile: (604) 687-6314

EXPLANATORY NOTE

BriaCell Therapeutics Corp. (the “Registrant”) is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form F-1 (Registration Statement No. 333-234292) (the “Registration Statement”) to file Exhibit 4.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page, the Exhibit Index and Exhibit 4.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

1.1*	Form of Underwriting Agreement

3.1*	Articles of BriaCell Therapeutics Corp, dated July 26, 2006

3.2*	Articles of BriaCell Therapeutics Corp, dated October 22, 2019

3.3*	Notice of Articles, dated November 25, 2014

3.4*	Notice of Articles, dated August 22, 2019

4.1	Warrant Agent Agreement by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and Form of Warrant for Registered Offering

4.2*	Form of Pre-Funded Warrant

4.3*	Form of Underwriter’s Warrant

5.1**	Legal Opinion

10.1*	Stock Option Plan, dated November 25, 2014

10.2*	Service Agreement with UC Davis, dated June 11, 2015

10.3*	Employment Agreement with Markus Lacher, dated July 3, 2015

10.4*	Clinical Study Agreement with Cancer Insight, LLC, dated May 2, 2016

10.5*	Amendment #1 to Service Agreement with UC Davis, dated June 12, 2016

10.6*	Accelerated Clinical Trial Agreement (Thomas Jefferson University), dated July 23, 2016

10.7*	Employment Agreement with Dr. William V. Williams, dated October 12, 2016

10.8*	Licensing Agreement between Faller & Williams Technology LLC and Sapientia Pharmaceuticals, Inc., dated March 16, 2017

10.9*	Master Services Agreement with KBI Biopharma, Inc., dated March 17, 2017

10.10*	Share Exchange Agreement, dated July 24, 2017

10.11*	Clinical Study Agreement with Cancer Insight, LLC, dated September 29, 2017

10.12*	Service Agreement with Colorado State University, dated October 16, 2017

10.13*	Accelerated Clinical Trial Agreement (St. Joseph Heritage Healthcare), dated January 26, 2018

10.14*	Accelerated Clinical Trial Agreement (Cancer Center of Kansas, P.A), dated April 23, 2018

10.15*	Amendment #2 to Service Agreement with UC Davis, dated August 27, 2018

10.16*	Amendment #1 to Accelerated Clinical Trial Agreement by and between Cancer Center of Kansas, P.A. and Cancer Insight, LLC, dated August 28, 2018

10.17*	Accelerated Clinical Trial Agreement (University of Miami), dated September 4, 2018

10.18*	Accelerated Clinical Trial Agreement (Providence Regional Medical Center Everett), dated September 27, 2018

10.19*	First Supplement to Clinical Study Agreement with Cancer Insight, LLC, dated October 18, 2018

10.20*	Amendment #1 to Services Agreement with Colorado State University, dated April 2, 2019

10.21*	Stem Cell Program Services Agreement with UC Davis, May 3, 2019

10.22*	Amendment #1 to Accelerated Clinical Trial Agreement (St. Joseph Heritage Healthcare), dated May 7, 2019

10.23*	HLA Typing Services Agreement with Histogenetics, dated October 3, 2019

10.24*	Procurement Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.25*	Clinical Supply Services Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.26*	Quality Agreement with Catalent Pharma Solutions, LLC, dated June 25, 2019

10.27*	Consulting Agreement with Gadi Levin, effective as of November 1, 2016

10.28*	Form of Subscription Agreement (Private Placement 2018)

10.29*	Form of Securities Purchase Agreement (February 2018)

10.30*	Form of Canadian Warrant Certificate (March 2018)

10.31*	Form of Common Stock Purchase Warrant (March 2018)

10.32*	Form of Finders Warrant Certificate (March 2018)

10.33*	Form of Note (March 2018)

10.34*	Form of U.S. Warrant Certificate (March 2018)

10.35*	Form of Subscription Agreement (February - March 2019)

10.36*	Form of Subscription Agreement (September 2019)

10.37*	Form of Subscription Agreement (October 2019)

10.38*	Loan Agreement, dated December 3, 2019

21.1*	List of Subsidiaries

23.1*	Consent of MNP, LLP

23.2**	Consent of Legal Counsel (incorporated in Exhibit 5.1)

24.1*	Power of Attorney.

*	Previously filed.
**	To be filed by amendment.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Vancouver, British Columbia on January 23, 2020.

BRIACELL THERAPEUTICS CORP.
(Registrant)

By:	/s/ William V. Williams
Dr. William V. Williams
Chief Executive Officer, President and Director
(Principal Executive Officer)

By:	/s/ Gadi Levin
Gadi Levin
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William V. Williams	Chief Executive Officer,	January 23, 2020
Dr. William V. Williams	President and Director

/s/ Gadi Levin	Chief Financial Officer (Principal	January 23, 2020
Gadi Levin	Financial and Accounting Officer)

/s/ Jamieson Bondarenko*	Chairman of the Board of Directors	January 23, 2020
Jamieson Bondarenko

/s/ Vaughn C. Embro-Pantalony*	Director	January 23, 2020
Vaughn C. Embro-Pantalony

	Director	January 23, 2020
Rebecca Taub

	Director	January 23, 2020
Charles Wiseman

/s/ Richard Berman*	Director	January 23, 2020
Richard Berman

* By:	/s/ William V. Williams	Attorney in Fact	January 23, 2020
William V. Williams

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BriaCell Therapeutics Corp., has signed this registration statement on January 23, 2020.

Authorized U.S. Representative

/s/ William V. Williams
Name:	Dr. William V. Williams
Title:	Chief Executive Officer